Exhibit 99.1
Media Contact:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR ITS FISCAL 2020 FIRST QUARTER AND
UPDATES FISCAL 2020 GUIDANCE

Melville, New York – December 4, 2019 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the first fiscal quarter ended October 31, 2019 and updated its fiscal 2020 guidance.

Fiscal 2020 First Quarter Highlights

•
Net sales for the first quarter of fiscal 2020 were $170.3 million as compared to the $160.8 million achieved during the first quarter of fiscal 2019, representing an increase of $9.5 million, or 5.9%.

•
Bookings during the first quarter of fiscal 2020 were $135.6 million, with a company-wide book-to-bill ratio of 0.80. Backlog as of October 31, 2019 was $648.3 million. When adding Comtech's backlog and the total unfunded value of certain multi-year contracts that Comtech has received and for which it expects future orders, its revenue visibility approximates $1.0 billion.

•
In October 2019, Comtech announced that the U.S. Army awarded it a contract with a $98.6 million ceiling to provide global field support services for military satellite communication (“SATCOM”) terminals around the world. The field support contract covers diverse engineering and technical skills to support these SATCOM terminals, including logistics, help desk, network engineering, security engineering, RF and satellite system engineering and support. As of the end of Comtech’s first quarter of fiscal 2020, the contract has been funded at $24.4 million with additional funding expected to occur across the twelve-month performance period plus a possible six-month extension period.

•
In November 2019, the U.S. government announced that Comtech's teaming partner on a U.S. Marine Corps troposcatter opportunity was awarded a 10-year $325.0 million “IDIQ” contract to provide 172 next-generation troposcatter systems and related services. The teaming partner announced that it intends to subcontract the manufacture and delivery of these troposcatter systems to Comtech and the Company is currently negotiating contract terms and expects its initial order soon.

•
In November 2019, Comtech announced that it entered into an agreement to acquire UHP Networks Inc. and its sister company (together, "UHP"), a leading provider of innovative and disruptive satellite ground station solutions, for a purchase price of approximately $40.0 million. The transaction is subject to customary closing conditions and is expected to occur late in the second half of Comtech's fiscal 2020.

•	During the first quarter of fiscal 2020, Comtech's operating income was impacted by $2.4 million of acquisition plan expenses and $0.2 million of estimated contract settlement costs.

•	Excluding a $0.6 million net discrete tax benefit primarily related to stock based awards settled during the quarter, Comtech’s effective tax rate for the first quarter of fiscal 2020 was 23.0%.

•
On a GAAP basis, first quarter fiscal 2020 operating income was $9.3 million, net income was $6.4 million and net income per diluted share ("EPS") was $0.26. As shown in the table below, excluding acquisition plan expenses, estimated contract settlement costs and a net discrete tax benefit during the quarter, Non-GAAP EPS was $0.32.

•
Adjusted EBITDA for the first quarter of fiscal 2020 was $20.6 million, or 12.1% of consolidated net sales as compared to the $18.0 million, or 11.2% of consolidated net sales achieved in the first quarter of fiscal 2019, representing an increase of $2.6 million, or 14.4%. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

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In commenting on Comtech’s performance for the first quarter of fiscal 2020, Fred Kornberg, President and Chief Executive Officer, noted, "Fiscal 2020 is off to a great start and our first quarter results exceeded our expectations. We continue to have clear visibility, lots of optimism and are excited about our future. Our pipeline of opportunities remains strong and we are tracking a number of strategic orders that bode well for our future. Based on our current business momentum, fiscal 2020 is beginning to look like a very strong year.”

Updated 2020 Fiscal Year Financial Targets

•	Comtech is increasing its consolidated net sales target to a new range of approximately $712.0 million to $732.0 million as compared to the prior range of $710.0 million to $730.0 million.

•
Comtech is increasing its Adjusted EBITDA goal to a new range of $99.0 million to $103.0 million as compared to the prior range of $98.0 million to $102.0 million. Comtech's Adjusted EBITDA goal reflects a target of approximately 14.0% of its expected fiscal 2020 consolidated net sales.

•
Despite incurring $2.4 million of acquisition plan expenses and $0.2 million of estimated contract settlement costs in the first quarter of fiscal 2020, as well as an additional $2.4 million of such costs expected during the second quarter of fiscal 2020, GAAP operating income, as a percentage of the consolidated net sales, is still expected to approximate 7.0%. Excluding such expenses, operating income, as a percentage of fiscal 2020 consolidated net sales, is expected to approximate 7.7%.

•
There is no change to Comtech's expected interest expense rate (including amortization of deferred financing costs) of approximately 4.6% or total interest expense of approximately $7.5 million. Comtech's current and fiscal 2020 expected cash borrowing rate is approximately 4.0%.

•	Comtech’s effective income tax rate (excluding discrete tax items) for each of the remaining quarters of fiscal 2020 is expected to approximate 23.0%.

•
Comtech’s updated GAAP EPS target range for fiscal 2020 is $1.28 to $1.42. This GAAP EPS metric reflects all actual and expected second quarter fiscal 2020 acquisition plan expenses, estimated contract settlement costs and discrete tax items. Excluding actual and expected second quarter fiscal 2020 acquisition plan expenses, estimated contract settlement costs and discrete tax items, Non-GAAP EPS is now expected to approximate $1.42 to $1.56, which is an increase from Comtech's previous targeted range of $1.35 to $1.50.

•
Consistent with Comtech's business cycle for the past several years, Comtech's financial performance in the second half of fiscal 2020 is anticipated to be higher than the first half. Based on anticipated product mix and timing assumptions, Comtech expects its second quarter consolidated net sales to range from $168.0 million to $170.0 million, with Adjusted EBITDA ranging from $19.0 million to approximately $21.0 million. Comtech’s fourth quarter of fiscal 2020 is still expected to be the peak quarter - by far - for its consolidated net sales, GAAP operating income, GAAP net income and Adjusted EBITDA.

Comtech's fiscal 2020 targets reflect several items, the timing of which could shift and impact Comtech's expected quarterly financial performance. In addition, the aforementioned fiscal 2020 financial targets do not include the impact of the pending acquisition of UHP or the impact of any other expense Comtech may incur in order to achieve its strategic objectives. If Comtech achieves all of its fiscal 2020 business goals, it is possible that financial results could be higher than its targeted amounts.

Additional information about Comtech’s first quarter financial results and Business Outlook for Fiscal 2020 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s first quarter investor presentation which is located on its website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 4:30 PM (ET) on Wednesday, December 4, 2019. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 895‑3361 (domestic), or (785) 424‑1062 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839‑5244 or (402) 220‑2699. In addition, an updated investor presentation, including earnings guidance, is available on the Company's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the risk that the acquisition of UHP may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied or the occurrence of any event, change or circumstance could give rise to the termination of the agreement; the possibility that the expected synergies from recent or pending acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with Comtech successfully; the possibility of disruption from the recent or pending acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's ongoing evaluation and repositioning of its public safety and location technologies solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's launch of its HeightsTM Network Platform ("HEIGHTS"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2019	2018

Net sales	$170,267,000	$160,844,000
Cost of sales	106,700,000	103,075,000
Gross profit	63,567,000	57,769,000

Expenses:
Selling, general and administrative	31,851,000	31,847,000
Research and development	14,861,000	13,210,000
Amortization of intangibles	5,206,000	4,289,000
Acquisition plan expenses	2,389,000	1,130,000
	54,307,000	50,476,000

Operating income	9,260,000	7,293,000

Other expenses:
Interest expense	1,804,000	2,669,000
Write-off of deferred financing costs	—	3,217,000
Interest (income) and other	(77,000)	66,000

Income before provision for (benefit from) income taxes	7,533,000	1,341,000
Provision for (benefit from) income taxes	1,145,000	(2,127,000)

Net income	$6,388,000	$3,468,000

Net income per share:
Basic	$0.26	$0.14
Diluted	$0.26	$0.14

Weighted average number of common shares outstanding – basic	24,555,000	23,999,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,737,000	24,375,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2019	July 31, 2019
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$46,873,000	45,576,000
Accounts receivable, net	161,044,000	145,032,000
Inventories, net	71,810,000	74,839,000
Prepaid expenses and other current assets	15,995,000	14,867,000
Total current assets	295,722,000	280,314,000
Property, plant and equipment, net	26,873,000	28,026,000
Operating lease right-of-use assets, net	34,148,000	—
Finance lease right-of-use assets, net	447,000	—
Goodwill	309,871,000	310,489,000
Intangibles with finite lives, net	256,684,000	261,890,000
Deferred financing costs, net	2,943,000	3,128,000
Other assets, net	4,334,000	3,864,000
Total assets	$931,022,000	887,711,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,380,000	24,330,000
Accrued expenses and other current liabilities	72,807,000	78,584,000
Operating lease liabilities, current	9,248,000	—
Finance lease and other obligations, current	567,000	757,000
Dividends payable	2,428,000	2,406,000
Contract liabilities	36,989,000	38,682,000
Interest payable	447,000	588,000
Total current liabilities	151,866,000	145,347,000
Non-current portion of long-term debt	169,000,000	165,000,000
Operating lease liabilities, non-current	27,725,000	—
Income taxes payable	2,298,000	325,000
Deferred tax liability, net	13,768,000	12,481,000
Long-term contract liabilities	11,457,000	10,654,000
Other liabilities	17,264,000	18,822,000
Total liabilities	393,378,000	352,629,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 39,402,226 shares and 39,276,161 shares at October 31, 2019 and July 31, 2019, respectively	3,940,000	3,928,000
Additional paid-in capital	551,316,000	552,670,000
Retained earnings	424,237,000	420,333,000
	979,493,000	976,931,000
Less:
Treasury stock, at cost (15,033,317 shares at October 31, 2019 and July 31, 2019)	(441,849,000)	(441,849,000)
Total stockholders’ equity	537,644,000	535,082,000
Total liabilities and stockholders’ equity	$931,022,000	887,711,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangibles, depreciation expense, estimated contract settlement costs, settlement of intellectual property litigation, acquisition plan expenses, facility exit costs and strategic alternatives analysis expenses and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2020 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended October 31,		Fiscal Year
	2019	2018	2019
Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$6,388,000	3,468,000	$25,041,000
Provision for (benefit from) income taxes	1,145,000	(2,127,000)	3,869,000
Interest (income) and other	(77,000)	66,000	35,000
Write-off of deferred financing costs	—	3,217,000	3,217,000
Interest expense	1,804,000	2,669,000	9,245,000
Amortization of stock-based compensation	879,000	1,046,000	11,427,000
Amortization of intangibles	5,206,000	4,289,000	18,320,000
Depreciation	2,651,000	2,851,000	11,927,000
Estimated contract settlement costs	230,000	—	6,351,000
Settlement of intellectual property litigation	—	—	(3,204,000)
Acquisition plan expenses	2,389,000	1,130,000	5,871,000
Facility exit costs	—	1,373,000	1,373,000
Adjusted EBITDA	$20,615,000	17,982,000	$93,472,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three months ended October 31, 2019 and 2018, and full year of fiscal 2019:

	Three months ended October 31, 2019			Three months ended October 31, 2018
	Operating Income	Net Income	Net Income per Diluted Share	Operating Income	Net Income	Net Income per Diluted Share
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$9,260,000	$6,388,000	$0.26	$7,293,000	$3,468,000	$0.14
Facility exit costs	—	—	—	1,373,000	1,061,000	0.04
Acquisition plan expenses	2,389,000	1,840,000	0.07	1,130,000	873,000	0.04
Estimated contract settlement costs	230,000	177,000	0.01	—	—	—
Write-off of deferred financing costs	—	—	—	—	2,485,000	0.10
Net discrete tax benefit	—	(588,000)	(0.02)	—	(2,432,000)	(0.10)
Non-GAAP measures	$11,879,000	$7,817,000	$0.32	$9,796,000	$5,455,000	$0.22

	Fiscal Year 2019
	Operating Income	Net Income	Net Income per Diluted Share
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$41,407,000	$25,041,000	$1.03
Estimated contract settlement costs	6,351,000	4,874,000	0.20
Settlement of intellectual property litigation	(3,204,000)	(2,459,000)	(0.10)
Facility exit costs	1,373,000	1,054,000	0.04
Acquisition plan expenses	5,871,000	4,506,000	0.19
Write-off of deferred financing costs	—	2,469,000	0.10
Net discrete tax benefit	—	(2,875,000)	(0.12)
Non-GAAP measures	$51,798,000	$32,610,000	$1.34

ECMTL
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